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                                                       EXHIBIT NO. EX-99.h.1.v


                        DIMENSIONAL INVESTMENT GROUP INC.


                             TRANSFER AGENCY AGREEMENT
                               ADDENDUM NUMBER FIVE

         THIS ADDENDUM is made as of the 27th day of July, 2000, by and between DIMENSIONAL INVESTMENT GROUP INC., formerly known as the "DFA U.S. Large Cap Portfolio Inc.," a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation" (the "Transfer Agent" or "PFPC").

                             W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its securities are registered under the Securities Act of 1933, as amended; and

         WHEREAS, the Fund has retained PFPC to serve as the Fund's transfer agent, registrar and dividend disbursing agent, pursuant to a Transfer Agency Agreement dated July 12, 1991, as amended (the "Agreement"), which, as of the date hereof, remains in full force and effect; and

         WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any class of shares created by the Fund after the date of the Agreement upon mutual agreement of the Fund and Transfer Agent; and

         WHEREAS, PFPC presently provides such services to RWB/DFA U.S. High Book to Market Portfolio, RWB/DFA Two-Year Corporate Fixed Income Portfolio and RWB/DFA Two-Year Government Portfolio, which shall be renamed AAM/DFA U.S. High Book to Market Portfolio, AAM/DFA Two-Year Corporate Fixed Income Portfolio and AAM/DFA Two-Year Government Portfolio, respectively, and which are listed on Schedule B attached hereto;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

         1. The Agreement is amended to provide that those portfolios set forth on "Schedule B, Portfolios of Dimensional Investment Group Inc., Amended and Restated as of July 27, 2000," which is attached hereto, shall be "Shares" under the Agreement.

         2. The fee schedules of the Transfer Agent applicable to the Shares shall be as agreed to in writing, from time to time, by the Fund and the Transfer Agent.

         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

         4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Five to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.


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                                            DIMENSIONAL INVESTMENT GROUP INC.


                                            By:  /s/ Catherine L. Newell
                                                 -----------------------
                                                  Catherine L. Newell
                                                  Vice President


                                            PFPC INC.

                                            By:  /s/ Joseph Gramlich
                                                 ------------------------
                                                  Joseph Gramlich
                                                  Senior Vice President



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                                                           AMENDED AND RESTATED
                                                           AS OF JULY 27, 2000

                                     SCHEDULE B

                                    PORTFOLIOS OF
                          DIMENSIONAL INVESTMENT GROUP INC.

                          DFA 6-10 INSTITUTIONAL PORTFOLIO
                          U.S. LARGE CAP VALUE PORTFOLIO II
                            U.S. 6-10 VALUE PORTFOLIO II
                        THE DFA INTERNATIONAL VALUE PORTFOLIO
                        DFA INTERNATIONAL VALUE PORTFOLIO II
                        DFA INTERNATIONAL VALUE PORTFOLIO III
                         U.S. LARGE CAP VALUE PORTFOLIO III
                            EMERGING MARKETS PORTFOLIO II
                     AAM/DFA U.S. HIGH BOOK TO MARKET PORTFOLIO
                  AAM/DFA TWO-YEAR CORPORATE FIXED INCOME PORTFOLIO
                        AAM/DFA TWO-YEAR GOVERNMENT PORTFOLIO
                        DFA INTERNATIONAL VALUE PORTFOLIO IV
                   TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO II
                  U.S. LARGE COMPANY INSTITUTIONAL INDEX PORTFOLIO
                     U.S. 6-10 SMALL COMPANY PORTFOLIO K (6/00)
                       U.S. LARGE CAP VALUE PORTFOLIO K (6/00)
                         U.S. 4-10 VALUE PORTFOLIO K (6/00)
                        U.S. LARGE COMPANY PORTFOLIO K (6/00)
                     DFA INTERNATIONAL VALUE PORTFOLIO K (6/00)
                         EMERGING MARKETS PORTFOLIO K (6/00)
                    DFA ONE-YEAR FIXED INCOME PORTFOLIO K (6/00)
                 DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO K (6/00)


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